Exhibit 10.2

Subordination Agreement

Creditor(s):	Borrower(s):

NETLIST, INC., a Delaware corporation	NETLIST, INC., a Delaware corporation

and	Guarantor(s):

Netlist Technology Texas LP, a Texas limited partnership	Netlist Technology Texas LP, a Texas limited partnership

Address:

c/o NETLIST, INC.
51 Discovery, Suite 150
Irvine, CA 92618
Attn: Gail Itow, CFO
Fax: 949.679.0113
Email: gitow@netlist.com

Dated as of October 31, 2009

This Subordination Agreement is entered into between SILICON VALLEY BANK (“Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054, and the creditor(s) named above (individually and collectively, and jointly and severally, the “Creditor”).

1.     Subordination.  To induce Bank in its discretion to extend credit to the above-named borrower (“Borrower”) pursuant to that Loan and Security Agreement, dated as of an Effective Date on or about the date hereof (as amended, restated supplemented, or otherwise modified from time to time, the “Loan Agreement”), which credit is guarantied by the above-named guarantor (“Guarantor”; the Borrower and the Guarantor are referred to herein, individually and collectively, as the “Obligor”), the Creditor hereby agrees to subordinate and does hereby subordinate payment by the Obligor of any and all indebtedness of the Obligor, now or hereafter incurred, created or evidenced, to the Creditor, however such indebtedness may be hereafter extended, renewed or evidenced (together with all collateral, security and guarantees, if any, for the payment of any such indebtedness) (collectively, the “Junior Debt”), to the payment in full in cash to Bank of any and all present and future indebtedness, liabilities, guarantees and other obligations, of every kind and description (including without limitation any interest, charges and other sums accruing after the filing of a petition by or against Obligor under the Bankruptcy Code (or equivalent statute)), of the Obligor to Bank under or in connection with the Loan Agreement or any other Loan Document (as such term is defined in the Loan Agreement) (collectively, the “Senior Debt”), and the Creditor agrees not to ask for, demand, sue for, take or receive any payments with respect to all or any part of the Junior Debt or any security therefor, unless and until all of the Senior Debt have been paid and performed in full, except that if no default or event of default and no event which, with notice or passage of time or both, would constitute a default or event of default, has occurred under any documents or instruments evidencing or relating to the Senior Debt, both before and after giving effect to the following payments, then intercompany trading obligations and other regularly scheduled payments with respect to the Junior Debt may be made in the ordinary course of business; provided, further, that non-cash accruals in respect of the Junior Debt may be reflected in the respective books and records of

Silicon Valley Bank	Subordination Agreement

Obligor and Creditor irrespective of the existence of any such default or event of default.

The word “indebtedness” is used herein in its most comprehensive sense and includes without limitation any and all present and future loans, advances, credit, debts, obligations, liabilities, representations, warranties, and guarantees, of any kind and nature, absolute or contingent, liquidated or unliquidated, and individual or joint.  Creditor represents and warrants to Bank that the Obligor is now indebted to the Creditor in the amounts set forth on Schedule 1 attached hereto and under the notes and/or documents (if any) described on Schedule 1 attached hereto and that the same is all outstanding indebtedness owing from the Obligor to the Creditor (but the subordination set forth herein shall not be affected by any lack of any such attached Schedule 1).

2.     Distribution of Assets.  The Creditor further agrees that upon any distribution of the assets or readjustment of the indebtedness of the Obligor whether by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Junior Debt, or the application of the assets of the Obligor to the payment or liquidation thereof, Bank shall be entitled to receive payment in full in cash of all of the Senior Debt prior to the payment of all or any part of the Junior Debt, and in order to enable Bank to enforce its rights hereunder in any such action or proceeding, Bank is hereby irrevocably authorized and empowered in its discretion (but without any obligation on Bank’s part) to make and present for and on behalf of the Creditor such proofs of claim against the Obligor on account of the Junior Debt as Bank may deem expedient or proper and to vote such proofs of claim in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of the Senior Debt.  The Creditor further agrees to execute and deliver to Bank such assignments or other instruments as may be required by Bank in order to enable Bank to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all and any of the Junior Debt.

3.     Transfer of Subordinated Debt.  The Creditor shall not sell, pledge, assign or otherwise transfer, at any time while this Agreement remains in effect, any rights, claim or interest of any kind in or to any of the Junior Debt, either principal or interest, without first notifying Bank and making such transfer expressly subject to this Subordination Agreement in form and substance satisfactory to Bank.  The Creditor represents and warrants to Bank that the Creditor has not sold, pledged, assigned or otherwise transferred any of the Junior Debt, or any interest therein or collateral or security therefor to any other person.  The Creditor will concurrently endorse all notes and other written evidence of the Junior Debt with a statement that they are subordinated to the Senior Debt pursuant to the terms of this Agreement, in such form as Bank shall require, and the Creditor will exhibit the originals of such notes and other written evidence of the Junior Debt to Bank so that Bank can confirm that such endorsement has been made (but no failure to do any of the foregoing shall affect the subordination of the Junior Debt provided for herein, which shall be fully effective upon execution of this Agreement).

4.     Bank’s Rights.  This is a continuing agreement of subordination and Bank may continue, without notice to the Creditor, to extend credit or other accommodation or benefit and loan monies to or for the account of the Obligor in reliance hereon.  Bank may at any time, in its discretion, renew or extend the time of payment of all or any Senior Debt, modify the Senior Debt and any terms or provisions thereof or of any agreement relating thereto, waive or release any collateral which may be held therefor at any time, and make and enter into any such agreement or agreements as Bank may deem proper or desirable relating to the Senior Debt, without notice to or further consent from the Creditor and without any manner impairing or affecting this Agreement or any of Bank’s rights hereunder.  The Creditor waives notice of acceptance hereof, notice of the creation of any Senior Debt, the giving or extension of any credit by Bank to the Obligor, or the taking, waiving or releasing of any security therefor, or the making of any modifications, and the Creditor waives presentment, demand, protest, notice of protest, notice of default, and all other notices to which the Creditor might otherwise be entitled.  This Section 4 applies to each Creditor in its capacity as a creditor of the Obligor, and not in such Creditor’s direct capacity as an Obligor.

Silicon Valley Bank	Subordination Agreement

5.     Revivor.  If, after payment of the Senior Debt, the Obligor thereafter becomes liable to Bank on account of the Senior Debt, or any payment made on the Senior Debt shall for any reason be returned by Bank, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated Senior Debt, without the necessity of any further act or agreement between Bank and the Creditor.

6.     General.   This Agreement sets forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersedes all prior discussions, representations, agreements and understandings between the parties.  This Agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the parties hereto.  In the event of any litigation between the parties based upon, arising out of, or in any way relating to this Agreement, the prevailing party shall be entitled to recover all of his costs and expenses (including without limitation attorneys’ fees) from the non-prevailing party.  The parties agree to cooperate fully with each other and take all further actions and execute all further documents from time to time as may be reasonably necessary to carry out the purposes of this Agreement.  At Bank’s option, all actions and proceedings based upon, arising out of or relating in any way directly or indirectly to, this Agreement shall be litigated exclusively in courts located within Santa Clara County, California, and Creditor consents to the jurisdiction of any such court, and irrevocably agrees to be bound by any judgment rendered thereby, and consents to the service of process in any such action or proceeding by personal delivery, first-class mail, or any other method permitted by law, and waives any and all rights to transfer or change the venue of any such action or proceeding to any court located outside Santa Clara County, California.  This Agreement is being entered into, and shall be governed by the laws of the State of California. Each Creditor represents and warrants that all actions on the part of such Creditor, its officers, directors, partners, managers, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of such Creditor hereunder have been taken, and that the execution, delivery and performance of and compliance with this Agreement will not result in any material violation or default of any term of any of its charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc., as applicable).  This Agreement shall be binding upon the Creditor and its successors and assigns and shall inure to the benefit of Bank and Bank’s successors and assigns.

7.     WAIVER OF RIGHT TO JURY TRIAL; JUDICIAL REFERENCE. TO THE EXTENT PERMITTED BY APPLICABLE LAW, CREDITOR AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, IF THE ABOVE WAIVER OF THE RIGHT TO A TRIAL BY JURY IS NOT ENFORCEABLE, THE PARTIES HERETO AGREE THAT ANY AND ALL DISPUTES OR CONTROVERSIES OF ANY NATURE BETWEEN THEM ARISING AT ANY TIME SHALL BE DECIDED BY A REFERENCE TO A PRIVATE JUDGE, MUTUALLY SELECTED BY THE PARTIES (OR, IF THEY CANNOT AGREE, BY THE PRESIDING JUDGE OF THE SANTA CLARA COUNTY, CALIFORNIA SUPERIOR COURT) APPOINTED IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 (OR PURSUANT TO COMPARABLE PROVISIONS OF FEDERAL LAW IF THE DISPUTE FALLS WITHIN THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS), SITTING WITHOUT A JURY, IN SANTA CLARA COUNTY, CALIFORNIA; AND THE PARTIES HEREBY SUBMIT TO THE JURISDICTION OF SUCH COURT.  THE REFERENCE PROCEEDINGS SHALL BE CONDUCTED PURSUANT TO AND IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF

Silicon Valley Bank	Subordination Agreement

CIVIL PROCEDURE §§ 638 THROUGH 645.1, INCLUSIVE.  THE PRIVATE JUDGE SHALL HAVE THE POWER, AMONG OTHERS, TO GRANT PROVISIONAL RELIEF, INCLUDING WITHOUT LIMITATION, ENTERING TEMPORARY RESTRAINING ORDERS, ISSUING PRELIMINARY AND PERMANENT INJUNCTIONS AND APPOINTING RECEIVERS.  ALL SUCH PROCEEDINGS SHALL BE CLOSED TO THE PUBLIC AND CONFIDENTIAL AND ALL RECORDS RELATING THERETO SHALL BE PERMANENTLY SEALED.  IF DURING THE COURSE OF ANY DISPUTE, A PARTY DESIRES TO SEEK PROVISIONAL RELIEF, BUT A JUDGE HAS NOT BEEN APPOINTED AT THAT POINT PURSUANT TO THE JUDICIAL REFERENCE PROCEDURES, THEN SUCH PARTY MAY APPLY TO THE SANTA CLARA COUNTY, CALIFORNIA SUPERIOR COURT FOR SUCH RELIEF.  THE PROCEEDING BEFORE THE PRIVATE JUDGE SHALL BE CONDUCTED IN THE SAME MANNER AS IT WOULD BE BEFORE A COURT UNDER THE RULES OF EVIDENCE APPLICABLE TO JUDICIAL PROCEEDINGS.  THE PARTIES SHALL BE ENTITLED TO DISCOVERY WHICH SHALL BE CONDUCTED IN THE SAME MANNER AS IT WOULD BE BEFORE A COURT UNDER THE RULES OF DISCOVERY APPLICABLE TO JUDICIAL PROCEEDINGS.  THE PRIVATE JUDGE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY RULES AND ORDER APPLICABLE TO JUDICIAL PROCEEDINGS IN THE SAME MANNER AS A TRIAL COURT JUDGE.  THE PARTIES AGREE THAT THE SELECTED OR APPOINTED PRIVATE JUDGE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE ACTION OR PROCEEDING, WHETHER OF FACT OR OF LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE § 644(A).  NOTHING IN THIS PARAGRAPH SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL, OR OBTAIN PROVISIONAL REMEDIES.  THE PRIVATE JUDGE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS PARAGRAPH.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

Creditor:

NETLIST, INC.	Netlist Technology Texas LP, a Texas limited partnership

By:	By: NETLIST, INC., its general partner
Name:
Title:
By:
Name:
Title:

Bank:

SILICON VALLEY BANK

By
Name
Title

OBLIGOR’S AGREEMENT

The undersigned Obligor hereby acknowledges receipt of a copy of the foregoing Subordination Agreement and agrees not to pay any Junior Debt, except as provided therein.  In the event Obligor breaches this Agreement or any of the provisions of the foregoing Subordination Agreement, Obligor agrees that, in addition to all other rights and remedies Bank has, all of the Senior Debt shall, at Bank’s option and without notice or demand, become immediately due and payable, unless Bank expressly agrees in writing to waive such breach.  No waiver by Bank of any breach shall be effective unless in writing signed by one of Bank’s authorized officers, and no such waiver shall be deemed to extend to or waive any other or subsequent breach. Obligor further agrees that, at any time and from time to time, the foregoing Subordination Agreement may be altered, modified or amended by Bank and the Creditor without notice to Obligor and without further consent by Obligor.

Obligor:

NETLIST, INC.	Netlist Technology Texas LP, a Texas limited partnership

By:	By: NETLIST, INC., its general partner
Name:
Title:
By:
Name:
Title:

Signature Page

SCHEDULE 1

[see attached]